Exhibit 99.1

Five Oaks Investment Corp. Reports First Quarter 2016 Financial Results

Implementing A More Defensive Posture In The Face Of Credit Market Volatility

NEW YORK, May 10, 2016 /PRNewswire/ -- Five Oaks Investment Corp. (NYSE: OAKS) ("we", "Five Oaks" or "the Company") today announced its financial results for the first quarter ended March 31, 2016. For the first quarter, the Company reported a GAAP net loss of $17.8 million, or $1.22 per basic and diluted share, a comprehensive loss of $18.9 million, or $1.30 per basic and diluted share, and core earnings(1) of $3.5 million, or $0.24 per basic and diluted share. The Company also reported a net book value of $8.12 per share on a basic and diluted basis at March 31, 2016.

First Quarter and Subsequent Events Summary

  Realized a negative economic return on our common stock of 13.4% after accounting for dividends of $0.18, primarily resulting from realized and unrealized losses on credit sensitive assets, as well as hedge losses (principally unrealized) exceeding unrealized gains on our Agency RMBS.(2)

  Reflecting our continued concern with market volatility in general and credit market conditions in particular, we reduced our Non-Agency RMBS exposure from $121.5 million at December 31, 2015 to $84.4 million at March 31, 2016. Realized losses on these sales contributed to our negative results for the quarter.

  On February 12, 2016, the Federal Housing Finance Authority (FHFA) adopted a final rule revising its regulations governing Federal Home Loan Bank (FHLB) membership. The rule required that our wholly owned captive insurance subsidiary wind down its transactions and terminate its membership with FHLB-Indianapolis on or before February 19, 2017. We have repaid all of the $49.7 million of advances that were outstanding at December 31, 2015, via the use of regular repurchase agreements, and have redeemed $2,391,000 of the $2,403,000 of our FHLB stock outstanding at December 31, 2015.

  On April 25, 2016, effected a re-securitization of certain first loss Multi-Family MBS securities backed by Freddie Mac K Certificates with a certificate principal balance of approximately $32.1 million, permitting the repayment of all related repurchase agreement financing. Additionally, on April 21, 2016, sold first loss securities from another Freddie Mac K Series transaction with a certificate principal balance of approximately $79.7 million, plus related interest only securities, permitting the repayment of all related repurchase agreement financing

(1) Core Earnings is a non-GAAP measure that we define as GAAP net income, excluding impairment losses, realized and unrealized gains or losses on the aggregate portfolio and certain non-recurring upfront costs related to securitization transactions. As defined, Core Earnings includes interest income or expense and premium income or loss on derivative instruments.

(2) Economic return is a non-GAAP measure that we define as the sum of the change in net book value per common share and dividends declared on our common stock during the period over the beginning net book value per common share.

Management Observations

David Carroll, Five Oaks' Chairman and CEO commented: "Wider credit spreads on our investments combined with higher hedging costs in a period of volatile interest rates were the primary drivers of our disappointing negative economic return on book value for the quarter. The volatility that affected markets in the second half of 2015 spiked noticeably in the first quarter of this year, as rising global economic and commodity price concerns accentuated pressures on risk assets, including credit sensitive mortgage assets. Through mid-February, a wide range of fixed income markets experienced a particularly marked decline, exacerbated by what we view as a systemic reduction in market liquidity resulting from new capital and liquidity regulations that are being applied to banks and large bank dealer counterparties. Conditions began to improve towards the end of the quarter although we believe volatility in both interest rates and credit spreads are in a period of secular elevation.

We maintained a more defensive investment approach, further reducing our Non-Agency RMBS positions to $84.4 million at quarter end, down over 70% since the end of 2014. Consistent with our increased emphasis on liquidity, after quarter end we also completed two re-securitizations of Multi-Family MBS first-loss positions, which allowed us to reduce our short term tri-party repo funding by effectively "terming-out" senior liabilities, while retaining upside potential on the underlying assets, and increasing our cash position. These transactions also reduced by approximately 50% our exposure to cash margin calls on our Multi-Family MBS portfolio.

The decrease in traditional repo financing along with new risk retention requirements has the positive effect of creating more investment opportunities with structural or term leverage for investors such as Five Oaks that have permanent capital;. Having termed out a meaningful amount of our credit funding, we will selectively seek to take advantage of such opportunities. We believe this new investment and financing paradigm will lead to less volatility and disruption than the old tri-party based repo model has experienced over the recent past."

Investment Portfolio and Capital Allocation

The following table summarizes certain characteristics of our investment portfolio and the related allocation of our equity capital on a non-GAAP combined basis as of March 31, 2016:

For the Period Ended March 31, 2016	Agency MBS	Multi-Family MBS (1)(2)	Non-Agency RMBS (1)(2)	Residential Loans (3)	Unrestricted Cash (4)	Total
Amortized Cost	319,079,762	168,713,317	99,333,448	17,416,488	16,011,105	620,554,120
Market Value	324,846,334	173,844,914	84,406,691	17,985,849	16,011,105	617,094,893
Repurchase Agreements	(307,072,000)	(95,356,000)	(57,845,000)	(9,353,356)	-	(469,626,356)
Hedges	(3,094,406)	(2,809,644)	-	-	-	(5,904,050)
Other (5)	3,774,267	146,561	382,809	57,488	(1,498,312)	2,862,813
Restricted Cash	6,267,676	4,036,377	937,279	-	-	11,241,332
Equity Allocated	24,721,871	79,862,208	27,881,779	8,689,981	14,512,793	155,668,632

Debt/Net Equity (6)	12.42	1.19	2.07	1.08	-	3.02

For the Period Ended March 31, 2016	Agency MBS	Multi-Family MBS	Non-Agency RMBS	Residential Loans (7)	Unrestricted Cash	Total
Yield on Earning Assets (8)	2.45%	7.63%	4.81%	16.35%	-	4.51%
Less Cost of Funds	0.64%	1.34%	1.28%	2.62%	-	0.92%
Net Interest Margin (9)	1.81%	6.29%	3.53%	13.73%	-	3.59%

(1) Information with respect to Non-Agency RMBS and Multi-Family MBS, and the resulting total is presented on a non-GAAP basis. On a GAAP basis, which excludes the impact of consolidation of the FREMF 2011-K13, FREMF 2012-KF01, JPMMT 2014-OAK4 and CSMC 2014-OAK1 Trusts, the fair value of our investments in Non-Agency RMBS is $57,357,819, and the fair value of our investments in Multi-Family MBS is $86,278,049.

(2) Includes the fair value of our net investments in the FREMF 2011-K13, FREMF 2012-KF01, JPMMT 2014-OAK4, and CSMC 2014-OAK1 Trusts.

(3) Information with respect to Residential Loans and the resulting total is presented on a non-GAAP basis and includes the fair value of our mortgage servicing rights, $5,179,542.  On a GAAP basis, which excludes the impact of consolidation of the JPMMT 2014-OAK4 and CSMC 2014-OAK1 Trusts, the fair value of our investments in mortgage servicing rights is $3,368,385.

(4) Includes cash and cash equivalents.
(5) Includes interest receivable, prepaid and other assets, interest payable, dividend payable and accrued expenses and other liabilities.

(6) Ratio is a reflection of the average haircuts for each asset categories. It does not reflect or include the unrestricted cash that the Company set aside for these asset categories.

(7) Includes income on mortgage servicing rights.

(8) Information is presented on a non-GAAP basis. On a GAAP basis, the total yield on average interest earning assets is 4.41%.
(9) Net Interest Margin is the difference between our Yield on Earning Assets and our Cost of Funds.

Comparative Expenses

The following table provides a detailed breakdown of the composition of our expenses on a non-GAAP basis for the quarter ended March 31, 2016 and December 31, 2015:

Expenses	For the quarter ended March 31, 2016	For the quarter ended December 31, 2015

Management Fees	$ 623,223	$ 654,861
G&A Expenses (1)	$ 762,357	$ 845,923
Operating Expenses Reimbursable to Manager	$ 1,204,811	$ 1,535,434
Other Operating Expenses	$ 882,206	$ 1,263,275
Compensation Expense	$ 69,639	$ 69,406
Total Expenses	$ 3,542,236	$ 4,368,899

Period-End Capital	$ 155,668,632	$ 177,494,528

Management Fees	$ 623,223	$ 654,861
G&A, Other Operating Expenses and Reimbursable	$ 2,442,010	$ 3,245,194
Compensation Expenses	$ 69,639	$ 69,406
Expenses related to Prime Jumbo Loans	$ 407,364	$ 399,438

Management Fees as % of Capital	1.60%	1.48%
G&A, Other, Reimbursable and Compensation as % of Capital	6.45%	7.47%
Expenses related to Prime Jumbo Loans as % of Capital	1.05%	0.90%

(1)	Excludes $870,154 and $994,506 in expense attributable to the consolidated trusts for the quarters ended March 31, 2016 and December 31, 2015, respectively.

The decrease in G&A, Other Operating, Reimbursable and Compensation Expenses as a percentage of Capital compared to the prior quarter is primarily a function of lower legal expenses relative to the fourth quarter. In addition, reimbursable expenses declined from the prior quarter due in part to certain expenses that were back-end weighted in 2015 now being expensed more evenly throughout the year.

Operating Performance

The following table summarizes the Company's GAAP and non-GAAP earnings measurements for the years ended March 31, 2016 and December 31, 2015:

		Quarter Ended March 31, 2016		Quarter Ended December 31, 2015

Earnings	Earnings	Per diluted weighted share	Annualized return on average equity	Earnings	Per diluted weighted share	Annualized return on average equity
Core Earnings *	$ 3,512,283	$ 0.24	7.44%	$ 4,106,621	$ 0.28	8.61%
GAAP Net Income (Loss)	$ (17,828,123)	$ (1.22)	(37.78)%	$ 4,125,301	$ 0.28	8.65%
Comprehensive Income (Loss)	$ (18,929,449)	$ (1.30)	(40.11)%	$ (7,276,496)	$ (0.49)	(15.25)%

Weighted Ave Shares Outstanding		14,605,515		14,719,362
Weighted Average Equity		$ 189,091,189		$189,280,815

Stockholders' Equity and Book Value Per Share

As of March 31, 2016, our stockholders' equity was $155.7 million and our book value per common share was $8.12 on a basic and fully diluted basis.

Dividends

The Company declared a dividend of $0.06 per share of common stock for the months of April, May and June 2016. Based on the closing price of $5.60 at March 31, 2016, this equates to an annualized dividend yield of 12.9%.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the U.S. securities laws that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of the Company's business, financial condition, liquidity, results of operations, plans and objectives. You can identify forward-looking statements by use of words such as "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions or other comparable terms, or by discussions of strategy, plans or intentions. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. Forward-looking statements are based on the Company's beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. Additional information concerning these and other risk factors are contained in the Company's most recent filings with the Securities and Exchange Commission, which are available on the Securities and Exchange Commission's website at www.sec.gov

All subsequent written and oral forward-looking statements that the Company makes, or that are attributable to the Company, are expressly qualified in their entirety by this cautionary notice. Any forward-looking statement speaks only as of the date on which it is made. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

For financial statement reporting purposes, GAAP requires us to consolidate the assets and liabilities of the FREMF 2011-K13 Trust; FREMF 2012-KF01; JPMMT 2014-OAK4 and CSMC 2014-OAK1. However, our maximum exposure to loss from consolidation of the consolidated trusts is limited to the fair value of our net investment therein. We therefore have also presented certain information as of March 31, 2016 and December 31, 2015 that includes our net investments in the consolidated trusts. This information as well as core earnings, economic return and comparative expenses constitute non-GAAP financial measures within the meaning of Item 10(e) of Regulation S-K, as promulgated by the SEC. While we believe the non-GAAP information included in this press release provides supplemental information to assist investors in analyzing that portion of our portfolio composed of Non-Agency RMBS and Multi-Family MBS, and to assist investors in comparing our results with other peer issuers, these measures are not in accordance with GAAP, and they should not be considered a substitute for, or superior to, our financial information calculated in accordance with GAAP. Our GAAP financial results and the reconciliations from these results should be carefully evaluated.

Reconciliation of GAAP to Core Earnings

GAAP to Core Earnings Reconciliation	Three Months Ended
March 31, 2016
Reconciliation of GAAP to non-GAAP Information
Net Income (loss) attributable to common shareholders	$(17,828,123)
Adjustments for non-core earnings
Realized (Gain) Loss on sale of investments, net	$6,383,153
Unrealized (Gain) Loss on fair value securities	$371,095
Realized (Gain) Loss on derivative contracts, net	$1,585,541
Unrealized (Gain) Loss on derivative contracts, net	$8,462,400
Realized (Gain) Loss on mortgage loans held-for-sale	$986
Unrealized (Gain) Loss on mortgage loans held-for-sale	$(197,902)
Unrealized (Gain) Loss on mortgage servicing rights	$900,288
Unrealized (Gain) Loss on multi-family loans held in securitization trusts	$(1,536,317)
Unrealized (Gain) Loss on residential loans held in securitization trusts	$2,554,077
Other income	$(24,982)
Subtotal	$18,498,339

Other-than-temporary impairments:
Increase (decrease) in credit reserves	$20,994
Additional other-than-temporary credit impairment losses	$-
Net other-than-temporary impairments	$20,994
Other Adjustments
Recognized compensation expense related to restricted common stock	$17,139
Adjustment for consolidated securities/securitization costs	$2,261,745
Adjustment for one-time charges	$542,189
Core Earnings	$3,512,283

Weighted average shares outstanding - Basic and Diluted	14,605,515

Core Earnings per weighted share outstanding - Basic and Diluted	$0.24

Additional Information

As of March 31, 2016, we continued to determine that we were the primary beneficiary of two Multi-Family MBS securitization trusts, the FREMF 2011-K13 Trust, and the FREMF 2012-KF01 Trust. As a result, we are required to consolidate the trusts' underlying multi-family loans together with their liabilities, income and expenses in our consolidated financial statements. We have elected the fair value option on the assets and liabilities held within the trusts, which requires that changes in valuation in the assets and liabilities of these trusts be reflected in our consolidated statements of operations.

A reconciliation of our net capital investment in multi-family investments to our financial statements as of March 31, 2016 is set forth below:

Multi-Family Loans held in Securitization Trusts, at fair value	$1,438,864,444
Multi-Family Securitized Debt Obligations (non-recourse)	$(1,351,297,578)
Net Carrying Value	$87,566,866
Multi-Family MBS (1)	$19,536,463
Multi-Family MBS PO	$66,741,585
Cash and Other	$1,373,294
Repurchase Agreements	$(95,356,000)
Net Capital in Multi-Family	$79,862,208

(1) Excludes $24,905,738 in Multi-Family MBS that is consolidated

As of March 31, 2016, we continued to determine that we were the primary beneficiary of two prime jumbo residential mortgage securitization trusts, JPMMT 2014-OAK4 and CSMC 2014-OAK1. As a result, we are required to consolidate the trusts' underlying prime jumbo residential loans together with their liabilities, income and expenses in our consolidated financial statements. We have elected the fair value option on the assets and liabilities held within the trusts, which requires that changes in valuation in the assets and liabilities of the trusts be reflected in our consolidated statements of operations.

A reconciliation of our net capital investment in Non-Agency RMBS to our financial statements as of March 31, 2016 is set forth below:

Residential Loans held in Securitization Trusts, at fair value (1)	$396,091,879
Residential Securitized Debt Obligations (non-recourse)	$(369,043,007)
Net Carrying Value	$27,048,872
Non-Agency RMBS	$57,357,819
Cash and Other	$1,320,088
Repurchase Agreements	$(57,845,000)
Net Capital in Non-Agency	$27,881,779

(1) Excludes $1,811,157 in Mortgage Servicing Rights

Five Oaks Investment Corp.
Five Oaks Investment Corp. is a real estate investment trust ("REIT") focused with its subsidiaries on investing on a leveraged basis in mortgage and other real estate-related assets, particularly residential mortgage loans, mortgage servicing rights, and mortgage-backed securities ("MBS"), including residential mortgage-backed securities ("RMBS") and multi-family mortgage-backed securities ("Multi-Family MBS"). Since its IPO, the Company has focused on implementing a strategy of transitioning to an operating company focused on credit while maintaining a relative value investment approach across the whole residential mortgage market. The Company's objective remains to deliver attractive cash flow returns over time to its investors, and to generate income through its mortgage loan acquisition and securitization business.

Five Oaks Investment Corp. is externally managed and advised by Oak Circle Capital Partners LLC.

Additional Information and Where to Find It

Investors, security holders and other interested persons may find additional information regarding the Company at the SEC's Internet site at http://www.sec.gov/ or the Company website www.fiveoaksinvestment.com or by directing requests to: Five Oaks Investment Corp., 540 Madison Avenue, 19th Floor, New York, NY 10022, Attention: Investor Relations.

FIVE OAKS INVESTMENT CORP. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations

	Three Months Ended	Three Months Ended
	March 31, 2016	March 31, 2015
	(unaudited)	(unaudited)

Revenues:
Interest income:
Available-for-sale securities	$4,899,038	$6,805,958
Mortgage loans held-for-sale	122,237	705,461
Multi-family loans held in securitization trusts	15,437,804	17,635,476
Residential loans held in securitization trusts	4,152,406	5,891,779
Cash and cash equivalents	5,710	4,341
Interest expense:
Repurchase agreements - available-for-sale securities	(1,489,413)	(1,712,768)
Repurchase agreements - mortgage loans held-for-sale	(76,200)	(436,593)
Multi-family securitized debt obligations	(14,112,709)	(16,135,459)
Residential securitized debt obligations	(3,178,442)	(3,655,469)

Net interest income	5,760,431	9,102,726

Other-than-temporary impairments
Increase in credit reserves	(20,994)	(1,977,489)
Additional other-than-temporary credit impairment losses	-	(2,890,939)

Total impairment losses recognized in earnings	(20,994)	(4,868,428)

Other income:
Realized gain (loss) on sale of investments, net	(6,383,153)	(154,313)
Change in unrealized gain (loss) on fair value option securities	(371,095)	-
Realized gain (loss) on derivative contracts, net	(1,585,541)	(2,830,486)
Change in unrealized gain (loss) on derivative contracts, net	(8,462,400)	(1,751,038)
Realized gain (loss) on mortgage loans held-for-sale	(986)	272,232
Change in unrealized gain (loss) on mortgage loans held-for-sale	197,902	551,383
Change in unrealized gain (loss) on mortgage service rights	(900,288)	-
Change in unrealized gain (loss) on multi-family loans held in securitization trusts	1,536,317	2,037,112
Change in unrealized gain (loss) on residential loans held in securitization trusts	(2,554,077)	(3,356,407)
Servicing income	223,678	-
Other income	24,982	-

Total other income (loss)	(18,274,661)	(5,231,517)

Expenses:
Management fee	623,223	717,775
General and administrative expenses	1,632,511	1,683,876
Operating expenses reimbursable to Manager	1,204,811	1,051,567
Other operating expenses	882,206	619,243
Compensation expense	69,639	60,647

Total expenses	4,412,390	4,133,108

Net income (loss) before provision for income taxes	(16,947,614)	(5,130,327)
(Provision for) benefit from income taxes	-	-
Net income (loss)	(16,947,614)	(5,130,327)

Dividends to preferred stockholders	(880,509)	(880,509)

Net income (loss) attributable to common stockholders	$(17,828,123)	$(6,010,836)

Earnings (loss) per share:
Net income (loss) attributable to common stockholders (basic and diluted)	$(17,828,123)	$(6,010,836)
Weighted average number of shares of common stock outstanding	14,605,515	14,718,750
Basic and diluted income per share	$(1.22)	$(0.41)
Dividends declared per share of common stock	$0.18	$0.38

FIVE OAKS INVESTMENT CORP. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	March 31, 2016	December 31, 2015
	(unaudited)
ASSETS
Available-for-sale securities, at fair value (includes pledged securities of $583,097,938 and $571,086,035 for
March 31, 2016 and December 31, 2015, respectively)	$468,482,202	$571,466,581
Mortgage loans held-for-sale, at fair value (includes pledged loans of $10,866,503 and $10,900,402 for
March 31, 2016 and December 31, 2015, respectively)	12,806,307	10,900,402
Multi-family loans held in securitization trusts, at fair value	1,433,612,858	1,449,774,383
Residential loans held in securitization trusts, at fair value	396,542,860	411,881,097
Mortgage servicing rights, at fair value	3,368,385	4,268,673
Cash and cash equivalents	16,011,105	26,140,718
Restricted cash	11,241,333	8,174,638
Accrued interest receivable	8,314,960	8,650,986
Dividends receivable	25,262	26,022
Investment related receivable	1,871,692	1,591,343
Derivative assets, at fair value	-	2,558,350
FHLB stock	1,030,500	2,403,000
Other assets	525,558	530,468

Total assets	$2,353,833,022	$2,498,366,661

LIABILITIES:
Repurchase agreements:
Available-for-sale securities	$460,273,000	$509,231,000
Mortgage loans held-for-sale	9,353,356	9,504,457
FHLB Advances	-	49,697,000
Multi-family securitized debt obligations	1,346,254,828	1,364,077,012
Residential securitized debt obligations	367,958,982	380,638,423
Derivative liabilities, at fair value	5,904,050	-
Accrued interest payable	6,399,776	6,574,699
Dividends payable	39,132	39,132
Fees and expenses payable to Manager	937,427	842,903
Other accounts payable and accrued expenses	1,043,839	267,507

Total liabilities	2,198,164,390	2,320,872,133

STOCKHOLDERS' EQUITY:
Preferred Stock: par value $0.01 per share; 50,000,000 shares authorized, 8.75% Series A cumulative redeemable, $25 liquidation preference, 1,610,000 and 1,610,000 issued and outstanding at March 31,
2016 and December 31, 2015, respectively	37,156,972	37,156,972
Common Stock: par value $0.01 per share; 450,000,000 shares authorized, 14,597,894 and 14,656,394
shares issued and outstanding, at March 31, 2016 and December 31, 2015, respectively	145,684	146,269
Additional paid-in capital	188,772,001	189,037,842
Accumulated other comprehensive income (loss)	(1,497,097)	(395,771)
Cumulative distributions to stockholders	(59,313,770)	(55,803,240)
Accumulated earnings	(9,595,158)	7,352,456

Total stockholders' equity	155,668,632	177,494,528

Total liabilities and stockholders' equity	$2,353,833,022	$2,498,366,661

(1)  Our consolidated balance sheets include assets and liabilities of consolidated variable interest entities ("VIE's) as the Company is the primary beneficiary of these VIEs.  As of March 31, 2016 and December 31, 2015, assets of consolidated VIEs totaled $1,836,767,480 and $1,868,482,556, respectively, and the liabilities of consolidated VIEs totaled $1,720,340,585 and $1,750,916,265, respectively

Logo - http://photos.prnewswire.com/prnh/20130321/NY81726LOGO

CONTACT: David Oston, Chief Financial Officer, Five Oaks Investment Corp., (212) 257 5073